Exhibit 1.1
EXECUTION COPY
DEALER MANAGER AGREEMENT
November 20, 2008
UBS Securities LLC
299 Park Avenue
New York, NY 10171-0026
Ladies and Gentlemen:
     1. The Exchange Offer. PharmaNet Development Group, Inc., a Delaware corporation (the “Company”), proposes to offer to exchange all of its issued and outstanding 2.25% Convertible Senior Notes due 2024 (the “Outstanding Notes”) for $115,000,000 in principal amount, or such other amount as shall be mutually agreed upon between the Company and the Dealer Manager, of newly issued 8.00% Convertible Senior Notes due 2014 (the “New Notes”) and additional cash consideration, on the terms and subject to the conditions set forth in the Exchange Offer Materials (as hereinafter defined) as the same may be amended or supplemented from time to time (the “Exchange Offer”). As of the date of this Agreement, the Company has $143,750,000 in principal amount of Outstanding Notes outstanding. The New Notes will be issued pursuant to an indenture between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture to be entered into on the Exchange Date (as hereinafter defined), between the Company and the Trustee (such indenture, as supplemented, the “Indenture”).
     The New Notes are contemplated to be secured on a second-priority basis by the security documents prepared in form and substance satisfactory to the Dealer Manager (collectively, the “Security Documents”).
     The Prospectus and Offer to Exchange, the Letter of Transmittal, the Registration Statement, the Schedule TO (each as defined below), all statements and other documents filed or to be filed with any federal, state or local governmental or regulatory agency or authority, including any exhibits thereto (including the Indenture), and such other documents (including, but not limited to, any advertisements, press releases or summaries relating to the Exchange Offer and any forms of letters to brokers, dealers, banks, trust companies and other nominees relating to the Exchange Offer), in each case in the form first authorized for use by the Company in connection with the Exchange Offer and approved by the Dealer Manager, and thereafter together with any amendments and supplements thereto made in accordance with the terms of this agreement (the “Agreement”), are collectively referred to as the “Exchange Offer Materials.”
     2. Appointment as Dealer Manager. Subject to the terms and conditions herein, the Company hereby appoints you as sole Dealer Manager (the “Dealer Manager”) and authorizes you to act as such in connection with the Exchange Offer. On the basis of the representations, warranties and covenants of the Company contained herein, you agree, in accordance with your customary practice, to use commercially reasonable efforts to solicit tenders of Outstanding

Notes pursuant to the Exchange Offer and to communicate generally regarding the Exchange Offer with brokers, dealers, commercial banks and trust companies and other holders of Outstanding Notes with respect to the Exchange Offer.
     The Company further authorizes Dealer Manager to communicate with U.S. Bank National Association, in its capacity as depositary (the “Depositary”), and with Morrow & Co., LLC, in its capacity as information agent (the “Information Agent”), with respect to matters relating to the Exchange Offer. The Company has instructed the Depositary to advise you at least daily as to the number of Outstanding Notes which have been tendered pursuant to the Exchange Offer and as to such other matters in connection with the Exchange Offer as you may request.
     3. No Liability for Acts of Brokers, Dealers, Banks and Trust Companies. Neither you nor any of your affiliates shall have any liability to the Company or any other person for any losses, claims, damages, liabilities and expenses (each, a “Loss” and collectively, the “Losses”) arising from any act or omission on the part of any broker or dealer in securities (a “Dealer”), bank or trust company, or any other person, and neither you nor any of your affiliates shall be liable for any Losses arising from your own acts or omissions in performing your obligations as Dealer Manager or as a Dealer hereunder or otherwise in connection with the proposed acquisition of any interest in the Company, except for any such Losses which are finally judicially determined in a court of competent jurisdiction to have resulted directly from any such acts or omissions undertaken or omitted to be taken by you through your gross negligence or willful misconduct. In soliciting or obtaining tenders, no Dealer, bank or trust company is to be deemed to be acting as your agent or the agent of the Company or any of its affiliates, and you, as Dealer Manager, are not to be deemed the agent of any Dealer, bank or trust company or the agent or fiduciary of the Company or any of its affiliates, security holders, creditors or of any other person. In soliciting or obtaining tenders, you shall not be and shall not be deemed for any purpose to act as a partner or joint venturer of or a member of a syndicate or group with the Company or any of its affiliates in connection with the Exchange Offer, any acceptance of the Outstanding Notes, or otherwise, and neither the Company nor any of its affiliates shall be deemed to act as your agent. The Company shall have sole authority for the acceptance or rejection of any and all tenders.
     4. The Exchange Offer Materials; Commencement; Withdrawal.
     (a) The Company has prepared and will file with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the Commission under the Securities Act, a registration statement on Form S-4, including an Offer to Exchange and Prospectus relating to the Exchange Offer. The term “Registration Statement” as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits, and the documents incorporated by reference therein, in the form in which it became effective and, in the event of any further amendment or supplement thereto made in accordance with the terms of this Agreement, shall also mean (from and after the effectiveness of such amendment or supplement) such registration statement as so amended or supplemented. The term “Offer to Exchange” as used in this Agreement shall mean the Offer to Exchange and Prospectus included in the Registration Statement and, in the event of any further amendment or supplement thereto made in accordance with the terms of this Agreement, shall also mean (from and after the time it is first provided by the Company for use in connection with the Exchange Offer) such Offer to Exchange and Prospectus as so amended or supplemented. Any reference herein to the Offer to Exchange shall be deemed to refer to and include the documents incorporated by reference in the Offer to Exchange and Prospectus pursuant to Item 13 of Form S-4 under the Securities Act, as of the date of the Offer to Exchange, and any reference to any amendment or supplement to the Offer to Exchange shall be deemed to refer to and include any documents filed after the date of the Offer to Exchange under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference in the Offer to Exchange. The term “Letter of Transmittal” as used in this Agreement shall mean the letter of transmittal to be used by holders of the Outstanding Notes (the “Holders”) tendering Outstanding Notes pursuant to the Exchange Offer, in the form included as an exhibit to the Registration Statement.
     (b) Upon the Commencement Date (as defined below), the Company will file with the Commission under the Exchange Act, and the rules and regulations promulgated thereunder, a Tender Offer Statement on Schedule TO with respect to the Exchange Offer (including the exhibits thereto and any documents incorporated by reference therein and as such Tender Offer Statement may be amended or supplemented from time to time, the “Schedule TO”), a copy of which Schedule TO (including the documents required by Item 12 thereof to be filed as exhibits thereto) in the form in which it was filed, will be furnished to the Dealer Manager as promptly as practicable upon the filing thereof.
     (c) The Exchange Offer Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company, except for information provided by the Dealer Manager in writing expressly for use in the Exchange Offer Materials, it being understood that the only information so provided by the Dealer Manager expressly for use in the Exchange Offer Materials is the name, address and telephone numbers of UBS Securities LLC, as Dealer Manager. The Company hereby represents and warrants that it will commence the Exchange Offer as soon as practicable by publicly announcing its commencement and by posting copies of the Exchange Offer Materials excluding the Exchange Act reports incorporated by reference in the Exchange Offer Materials (the “Incorporated Documents”), to the Depository Trust Company and, if required by applicable regulation, by distributing, mailing, or causing to be mailed on its behalf, copies of the Exchange Offer Materials to beneficial owners of Outstanding Notes (the date of such announcement and of the commencement of such distribution, the “Commencement Date”).
     (d) The Company hereby (i) agrees to furnish the Dealer Manager with as many copies as it may reasonably request of the final forms of all Exchange Offer Materials filed with the Securities and Exchange Commission (the “Commission”), mailed to Holders, or provided to any other governmental authority or agency and, upon its request, any other documents incorporated therein or otherwise filed or to be filed with any federal, state or local governmental or regulatory agency or authority, any stock exchange or any court and (ii) authorizes the Dealer Manager to use copies of such Exchange Offer Materials in connection with the Exchange Offer.
     (e) The Company hereby represents and agrees that no solicitation material in addition to the Exchange Offer Materials will be used in connection with the Exchange Offer or filed with any federal, state or local governmental or regulatory agency or authority, including the

Commission, by or on behalf of the Company without the Dealer Manager’s prior approval. In the event that (i) the Company uses or permits the use of any solicitation material not so approved by the Dealer Manager in connection with the Exchange Offer or files any such solicitation material with any such federal, state or local governmental or regulatory agency or authority without the Dealer Manager’s prior approval, (ii) the Company withdraws, terminates or cancels the Exchange Offer, (iii) if at any time the Dealer Manager shall reasonably determine that any condition set forth in Section 10 shall not be satisfied, (iv) the Registration Statement shall not have become effective on or prior to the expiration date of the Exchange Offer (the “Expiration Date”) or shall fail to contain all of the required information, including pricing information, and a prospectus that meets the requirements of Section 10(a) of the Securities Act (including a letter of transmittal), or (v) at any time during the Exchange Offer, a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been instituted or shall be pending or threatened by the Commission, or a request for additional information relating to the Exchange Offer on the part of the Commission shall not have been satisfied to the reasonable satisfaction of the Dealer Manager or there shall have been issued, at any time during the Exchange Offer, any temporary restraining order or injunction restraining or enjoining you from acting in your capacity as Dealer Manager with respect to the Exchange Offer, then the Dealer Manager (A) shall be entitled to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to it or any other person defined in Section 11 as an “Indemnified Party,” (B) shall be entitled promptly to receive the payment of all reasonable fees and expenses payable to it under this Agreement which have accrued to the date of such withdrawal or thereafter and (C) shall continue to be entitled to the indemnification and contribution provisions contained in Section 11.
     5. Compensation. Pursuant to a letter agreement, dated November 12, 2008, between the Company and you (as such letter agreement may be amended or modified, the “Engagement Letter”), the Company has agreed, among other things, to compensate you for your services as financial advisor to the Company, including your services as Dealer Manager. Pursuant to the Engagement Letter, such compensation shall include a fee, payable to you in cash on the Exchange Date, equal to 2.25% of the aggregate principal amount of the Outstanding Notes tendered or exchanged, subject in any event to a minimum fee of $2.0 million. Nothing in this Agreement shall affect your rights to receive any fees, compensation or reimbursement set forth in the Engagement Letter in accordance with the terms thereof.
     6. Expenses of Dealer Manager and Others. In accordance with the Engagement letter, in addition to your compensation for your services hereunder pursuant to Section 5 hereof, the Company agrees to pay directly, or reimburse you, as the case may be, for all expenses reasonably incurred by you, including (a) all fees and expenses incurred by you relating to the preparation, printing, filing, mailing and publishing of all Exchange Offer Materials, (b) all fees and expenses of the Depositary, the Information Agent or other persons rendering services in connection with the Exchange Offer, (c) all advertising charges in connection with the Exchange Offer or the transactions contemplated thereby, including those of any public relations firm or other person or entity rendering services in connection therewith, (d) all fees, if any, payable to Dealers (including you), and banks and trust companies as reimbursement for their reasonable and customary mailing and handling expenses incurred in forwarding the Exchange Offer Materials to their customers, (e) all fees and expenses in connection with the preparation of the

Security Documents and (f) all other fees and expenses incurred by you in connection with the Exchange Offer or the transactions contemplated thereby or otherwise in connection with the performance of your services hereunder (including fees and disbursements of Gibson, Dunn & Crutcher LLP, as your legal counsel). All payments to be made by the Company pursuant to this Section 6 shall be made promptly against delivery to the Company of statements therefor; provided, however, that all fees and disbursements of the Dealer Manager and Gibson, Dunn & Crutcher LLP shall be paid on the Exchange Date (as hereinafter defined) in the event that the Exchange Offer is consummated. The Company shall be liable for the foregoing payments whether or not the Exchange Offer or the transactions contemplated thereby are commenced, withdrawn, terminated or cancelled prior to the acceptance of any Outstanding Notes or whether the Company or any of its subsidiaries or affiliates acquires any Outstanding Notes pursuant to the Exchange Offer or whether you withdraw pursuant to Section 4 hereof.
     7. Shareholder Lists. The Company will cause you to be provided with cards or lists or other records in such form as you may reasonably request showing the names and addresses of, and the number of Outstanding Notes held by, the holders of Outstanding Notes as of a recent date and will cause you to be advised from day to day during the period of the Exchange Offer as to any transfers of record of Outstanding Notes. In addition, the Company hereby authorizes you to communicate with the Depositary and the Information Agent, as applicable, with respect to matters relating to the Exchange Offer.
     8. Additional Obligations of the Company.
          (a) The Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as practicable. The Company will prepare and file, as required, any and all necessary amendments or supplements to any of the Exchange Offer Materials, will promptly furnish to you true and complete copies of each such amendment and supplement within a reasonable period of time prior to the filing thereof and will use its best efforts to cause the same to become effective as promptly as practicable.
          (b) The Company will comply with the Securities Act, the Exchange Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder (the “TIA”), as applicable, in connection with the Exchange Offer Materials and the Exchange Offer and the transactions contemplated hereby and thereby. The Company shall advise you promptly, and as appropriate shall amend and supplement any Exchange Offer Materials in order to comply with the Securities Act, the Exchange Act and the TIA, of (i) the time when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (ii) the occurrence of any event which could cause the Company to withdraw, rescind, terminate or modify the Exchange Offer or would permit the Company to exercise any right not to accept Outstanding Notes tendered under the Exchange Offer or otherwise not consummate the Exchange Offer, (iii) the occurrence of any event, or the discovery of any fact, the occurrence or existence of which it believes would require the making of any change in any of the Exchange Offer Materials then being used or would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, (iv) any proposal or requirement to make, amend or supplement any filing required by the Securities Act, the Exchange Act, the TIA or “blue sky” or other state securities laws in connection with the Exchange Offer Materials, the

Exchange Offer or to make any filing in connection with the Exchange Offer pursuant to any other applicable law, rule or regulation, (v) the issuance by the Commission or any other federal, state, local or foreign governmental or regulatory authorities or any court (each an “Other Agency” and collectively, the “Other Agencies”) of any comment or order or the taking of any other action concerning the Exchange Offer (and, if in writing, will furnish you with a copy thereof), (vi) any material developments in connection with the Exchange Offer, including, without limitation, the commencement of any lawsuit concerning the Exchange Offer and (vii) any other information relating to the Exchange Offer, the Exchange Offer Materials or this Agreement which you may from time to time request. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement or any state securities commission or other regulatory authority shall issue an order suspending the qualification of the New Notes under state securities or “blue sky” laws, the Company shall make every effort to obtain the withdrawal of such order at the earliest practicable time.
          (c) Prior to the Expiration Date, the Company shall furnish to you, as soon as they have been prepared by the Company, a copy of any consolidated financial statements of the Company and its consolidated subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Registration Statement and the Offer to Exchange.
          (d) The Company will not amend or supplement the Exchange Offer Materials without the prior written consent of the Dealer Manager, which consent shall not be unreasonably withheld. Prior to the Expiration Date, the Company and its Subsidiaries (as defined below) will not file any document under the Exchange Act that is incorporated by reference in the Exchange Offer Materials unless, a reasonable time prior to such proposed filing, the Company has furnished you with a copy of such document for your review and have provided you with a reasonable opportunity to review such materials and provide comments to the Company. The Company will promptly advise you when any document filed under the Exchange Act that is incorporated by reference into the Exchange Offer Materials shall have been filed with the Commission.
          (e) The Company will not, beginning on the date hereof and ending on, and including, the date that is 90 days after the Expiration Date (the “Lock-Up Period”), without the your prior written consent, (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any common stock of the Company, any debt securities of the Company or any other securities of the Company that are substantially similar to the Outstanding Notes or the New Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any common stock (the “Common Stock”) of the Company, any debt securities of the Company or any other securities of the Company that are substantially similar to Common Stock, the Outstanding Notes or the New Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, any debt securities of the Company or any other securities of the Company that are substantially similar to Common Stock, the Outstanding Notes or the New Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the exchange for New Notes in the Exchange Offer, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto) and the Offer to Exchange and (C) the issuance of employee and director stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement (excluding the exhibits thereto) and the Offer to Exchange; provided, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 8e shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.
          (f) The Company agrees to pay all costs and expenses incurred by the Company in connection with the performance of this Agreement and in connection with the Exchange Offer.
          (g) The Company (i) shall complete on or prior to the earlier of (x) the date on which the Company’s existing credit facility is terminated, so long as there are no amounts outstanding under the credit facility as of such date, and (y) the effective date of an amendment to the provisions of the Company’s credit facility, or the consent of the Company’s senior lenders, which shall permit the incurrence of the second-priority liens securing the New Notes (such date, the “Collateral Effective Date”) all filings and other similar actions required in connection with the perfection (to the extent such concept is applicable in the relevant jurisdictions) of the security interests as and to the extent required to be made by the Company or its subsidiaries under the Security Documents (except to the extent under applicable foreign law such filings cannot be made until after the Collateral Effective Date, in which case such filings shall be made as promptly as practicable thereafter) and (ii) shall take all actions necessary to maintain such security interests and to create and perfect (to the extent such concept is applicable in the relevant jurisdictions) security interests in any collateral acquired after the Exchange Date, in each case as and to the extent required by the Security Documents.
     9. Additional Representations, Warranties and Covenants of the Company. In addition to the other representations and warranties made by the Company contained in this Agreement, the Company represents and warrants to you, and agree with you, on each of the Commencement Date, the Exchange Date (as defined herein) and on the date of any post-effective amendment to the Registration Statement (the “Amendment Date”) and during the period of the Exchange Offer (i.e., the period commencing on the Commencement Date through and including the Expiration Date) that:
          (a) The Company meets the requirements for use of Form S-4 under the Securities Act. On or prior to the Expiration Date, the Registration Statement and any post-effective amendment(s) thereto, each in the form delivered to the Dealer Manager, shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, be pending before or contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with or otherwise satisfied. No other stop order and no injunction, restraining order or denial of any application for approval shall have been issued or proceedings, litigation or investigation initiated or, to the knowledge of the Company, threatened on or prior to the Expiration Date with respect to the Exchange Offer by or before any governmental or regulatory agency, or any court.
          (b) The Exchange Offer Materials, as then amended or supplemented (other than the Offer to Exchange and the Registration Statement, and any amendments and supplements thereto, which are covered in subsection (c) below), (i) complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the TIA; and (ii) did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (c) Neither the Offer to Exchange nor any supplements thereto, at the time the Offer to Exchange or any such supplement was issued and at the Expiration Date, included or will include an untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Expiration Date, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Offer to Exchange filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the Securities Act, complied and will comply when so filed in all material respects with the Securities Act, the Exchange Act and the TIA and the Offer to Exchange delivered to the Dealer Manager for use in connection with the Exchange Offer was identical to the electronically transmitted copies thereof filed with the Commission pursuant to Regulation S-T promulgated by the Commission.
          (d) The Incorporated Documents, when they were filed (or, if an amendment with respect to any such Incorporated Document was filed, when such amendment was filed) with the Commission, complied and will comply in all material respects with the requirements of the Securities Act and the Exchange Act, and any documents so filed and incorporated by reference in the Registration Statement or the Offer to Exchange subsequent to the Commencement Date and until the Expiration Date will, when they are filed with the Commission, comply in all material respects with the requirements of the Securities Act and the

Exchange Act. When read together with the other information in the Offer to Exchange at the time the Registration Statement became effective, at the time the Offer to Exchange was issued and at the Exchange Date, no such Incorporated Document contained, and no Incorporated Document so filed and incorporated by reference in the Registration Statement, Offer to Exchange or Schedule TO subsequent to the Commencement Date will contain, an untrue statement of a material fact or omitted, or will omit, to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Offer to Exchange and to execute and deliver this Agreement and the Security Documents.
          (f) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where ownership or leasing of its properties or the conduct of its business requires such qualification, except where failure to so qualify would not individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole, or (ii) prevent or materially interfere with the Company’s ability to perform this Agreement, the Security Documents or the consummation of any of the transactions contemplated hereby or thereby (the “Transactions”) (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i) or (ii) being herein referred to as a “Material Adverse Effect”).
          (g) As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the Offer to Exchange under the caption “Capitalization”; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. Except as disclosed in the Registration Statement and the Offer to Exchange, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.
          (h) The Company has no subsidiaries (as defined under the Securities Act and the Exchange Act) other than the subsidiaries listed on Schedule A hereto (collectively, the “Subsidiaries”); the Company owns, directly or indirectly, all of the issued and outstanding capital stock or other equity interests of each of the Subsidiaries, other than as disclosed in the Offer to Exchange with respect to Anapharm Europe SL; other than the capital stock or other equity interests of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity interests of any corporation, firm, partnership, joint venture, association or other entity except for Novatia, LLC; each Subsidiary has been duly incorporated or otherwise organized and is validly existing as a corporation or other relevant legal entity in good standing under the laws of the jurisdiction of its incorporation (or, in jurisdictions outside the United States where the concept of good standing is not applicable, is validly existing), with full corporate or other applicable power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, Offer to Exchange and Schedule TO; each Subsidiary is duly qualified to do business as a foreign corporation or other relevant legal entity and is in good standing (or, in jurisdictions outside the United States where such concepts are not applicable, has the legal authority to conduct its business therein), with full corporate or other applicable power and authority to own, lease and operate its properties and conduct its business in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable (or, similar concepts, as applicable, with respect to jurisdictions outside the United States or for entities other than corporations), have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other material encumbrance or adverse claims other than security interests granted under the Company’s existing credit facility as disclosed in the Registration Statement; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or other ownership interests in the Subsidiaries are outstanding. The Company has no “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act, substituting 5% for 10%, other than Anapharm, Inc., Taylor Technology, Inc., Keystone Analytical, Inc., PharmaNet, Inc. (f/k/a Medex Clinical Trial Services, Inc.), PharmaNet, LLC, PharmaNet AG and Anapharm Europe SL.
          (i) The Company (i) has full corporate power and authority to take and has duly taken all necessary corporate action to authorize (A) the Transactions and all agreements and other documents relating thereto and (B) the execution, delivery and performance of this Agreement and all related documents, and (ii) this Agreement has been duly authorized, executed and delivered on behalf of the Company and this Agreement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.
          (j) The New Notes have been duly authorized by the Company and, when executed and delivered by the Company and duly authenticated in accordance with the terms of the Indenture, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture; the Common Stock issuable upon conversion of the New Notes has been duly authorized and validly reserved for issuance upon conversion of the New Notes, and, upon conversion of the New Notes in accordance with their terms and the terms of the Indenture, will be issued free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and free of any voting restrictions (and will be free of any restriction, pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party, upon the transfer thereof), and are sufficient in number to meet the current contemplated conversion requirements (assuming the exercise in full of any over-allotment option; such shares of Common Stock (the “Shares”), when so issued upon such conversion in accordance with the terms of the New Notes and of the Indenture, will be duly and validly issued and fully paid and nonassessable’ and the certificates for such Shares will be in due and proper form. The Indenture has been, or prior to or concurrently with the effectiveness of the Registration Statement will be, duly qualified under the TIA, and has been duly authorized by the Company and, when executed and delivered by the Company and the trustee with respect to the Indenture (the “Trustee”), will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity.
          (k) The terms of the Outstanding Notes, New Notes, the Indenture, the Security Documents and the capital stock of the Company, including the Shares, conform in all material respects to each description thereof contained in the Registration Statement and the Offer to Exchange.
          (l) Neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of NASDAQ), or (E) any decree, judgment or order applicable to it or any of its properties or assets, except in the case of clauses (B), (C), (D) and (E) for such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.
          (m) Neither the execution, delivery or performance of this Agreement nor the consummation of the Exchange Offer or the other transactions contemplated hereby nor the entry into the Security Documents will conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary, other than as contemplated by any of the Security Documents, pursuant to) (A) the charter or bylaws of the Company or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of NASDAQ), or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except in the case of clauses (B), (C), (D) and (E) for such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.
          (n) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ), or approval of the stockholders of the Company, is required in connection with the consummation of the transactions contemplated by this Agreement (including the Exchange Offer) or with the Security Documents, other than (i) as have been obtained from NASDAQ, (ii) as may be required under the securities or “blue sky” laws, (iii) such consents, approvals, authorizations, registrations or qualifications as may be required and as will be obtained under the Exchange Act, the Securities Act or the TIA, as the case may be, prior to consummation of the Exchange Offer, (iv) under the Conduct Rules of the Finance Industry Regulatory Authority, Inc. (“FINRA”), or (v) such filings that may be required pursuant to the Security Documents.
          (o) Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where the failure to obtain such licenses, authorizations, consents or approvals or make such filings would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except for such violations, defaults, revocations or modifications as would not, individually or in the aggregate, have a Material Adverse Effect.
          (p) There are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, NASDAQ), except as described in the Registration Statement or the Offer to Exchange, or except for any such actions, suits, claims, investigations or proceedings which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.
          (q) Grant Thornton LLP, whose report on the consolidated financial statements of the Company and the Subsidiaries is included or incorporated by reference in the Offer to Exchange, are independent registered public accountants as required by the Securities Act and the Exchange Act and by the rules of the Public Company Accounting Oversight Board.

          (r) The financial statements included or incorporated by reference in the Registration Statement and the Offer to Exchange, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Securities Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; all pro forma financial statements or data included or incorporated by reference in the Registration Statement and the Offer to Exchange comply with the requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained or incorporated by reference in the Registration Statement and the Offer to Exchange are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Offer to Exchange that are not included or incorporated by reference as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, Offer to Exchange or Schedule TO (excluding the exhibits thereto); and all disclosures contained or incorporated by reference in the Registration Statement, Offer to Exchange or Schedule TO regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.
          (s) Except as would not, individually or in the aggregate, have a Material Adverse Effect, each stock option granted under any stock option plan of the Company or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of common stock on the grant date of such option, and no such option was dated as of a date other than the date such option was deemed, pursuant to U.S. generally accepted accounting principles, to be granted; except as would not, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the board of directors (or a duly authorized committee thereof) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements in accordance with U.S. generally accepted accounting principles and disclosed in the Company’s filings with the Commission.
          (t) Subsequent to the respective dates as of which information is given in the Registration Statement, Offer to Exchange and Schedule TO, excluding any amendments or supplements made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction that is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock (except for any issuances of shares of common stock upon the exercise of stock options as are disclosed in the Registration Statement, Offer to Exchange and Schedule TO as being outstanding) or outstanding indebtedness of the Company or any Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary.
          (u) The Company has obtained for the benefit of the Dealer Manager the agreement (a “Lock-Up Agreement”), if the form set forth as Exhibit A hereto, of each of its directors and “officers” (within the meaning of Rule 16a-1(f) under the Exchange Act).
          (v) None of the Company nor any of the Subsidiaries is, and after giving effect to the Transactions, none of them will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
          (w) The Company and each of the Subsidiaries have good and marketable title to all property (real and personal) described in the Registration Statement, Offer to Exchange and Schedule TO as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except as are described in the Registration Statement or the Offer to Exchange or except as would not, individually or in the aggregate, have a Material Adverse Effect; all the property described in the Registration Statement, Offer to Exchange and Schedule TO as being held under lease by the Company or a Subsidiary is held under a valid, subsisting and enforceable lease of the Company or such Subsidiary, as applicable, and to the Company’s knowledge, each other party thereto; except as it may be limited by (x) bankruptcy, insolvency, reorganization, moratorium and other laws relating to creditors’ rights generally and (y) general principles of equity.
          (x) Each of the Company and the Subsidiaries owns or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement or the Offer to Exchange as being owned or licensed by it or which is necessary for the conduct of, or material to, its businesses (collectively, the “Intellectual Property”), except insofar as the failure to so own or possess any such license or right would not, individually or in the aggregate, have a Material Adverse Effect; other than licensees or licensors thereof and except as described in the Registration Statement or the Offer to Exchange, the Company is not aware of any rights of third parties to any such Intellectual Property, except as described in the Registration Statement or the Offer to Exchange or as would not, individually or in the aggregate, have a Material Adverse Effect; the Company is not aware of any infringement by third parties of any Intellectual Property, except as described in the Registration Statement or the Offer to Exchange or as would not, individually or in the aggregate, have a Material Adverse Effect; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of the Company or any Subsidiary’s rights in or to any such Intellectual Property, except as described in the Registration Statement or the Offer to Exchange or as would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Registration Statement or the Offer to Exchange or as would not, individually or in the aggregate, have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened, action, suit, proceeding or claim by others that the Company or any Subsidiary is infringing or otherwise violating intellectual property rights of others.
          (y) Neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board or any similar domestic or foreign body, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (ii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or any similar domestic or foreign law or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries.
          (z) The Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

          (aa) In the ordinary course of their business, the Company and each of the Subsidiaries conduct periodic reviews of the effect of the Environmental Laws on their respective businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).
          (bb) Except as would not, individually or in the aggregate, have a Material Adverse Effect, all tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.
          (cc) The Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any Subsidiary has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.
          (dd) Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement or the Offer to Exchange any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.
          (ee) Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, Offer to Exchange or Schedule TO, or referred to or described in, or filed as an exhibit to, the Registration Statement, Offer to Exchange or Schedule TO, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, any other party to any such contract or agreement.
          (ff) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (gg) The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and, except to the extent described in the Registration Statement or the Offer to Exchange, the Company’s disclosure controls and procedures and internal control over financial reporting are effective to perform the functions for which they were established; the Company’s independent auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all material weaknesses, if any, in internal controls have been identified to the Company’s independent auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, except to the extent described in the Registration Statement or the Offer to Exchange, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in each such certification were complete and correct; the Company, the Subsidiaries and the Company’s directors and officers are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NASDAQ Global Market promulgated thereunder.
          (hh) All statistical or market-related data included or incorporated by reference in the Registration Statement, Offer to Exchange or Schedule TO are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources to the extent required.
          (ii) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”); and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith.
          (jj) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.
          (kk) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the New Notes contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          (ll) No Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company or any other Subsidiary of the Company, except as described in the Registration Statement or the Offer to Exchange.
          (mm) The issuance and sale of the New Notes will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of capital stock or other equity interests in the Company.
          (nn) The Company is in compliance in all material respects with the Marketplace Rules of the NASDAQ Global Market, including, without limitation, the requirements for continued designation of the Company’s common stock as a NASDAQ Global Market security, and there are no actions, suits or proceedings pending, or, to the Company’s knowledge, threatened or contemplated, and the Company has not received any notice from the NASDAQ Global Market, regarding the revocation of such listing or otherwise regarding the delisting of shares of the Company’s common stock from the NASDAQ Global Market or regarding non-compliance by the Company with the listing standards or marketplace rules of the NASDAQ Global Market.
          (oo) As of the date hereof, except as described in the Registration Statement and the Offer to Exchange, no notice has been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or of any of its Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (pp) As of the date hereof and immediately prior to, and immediately following, the Expiration Date, the Company and each Subsidiary is and will be Solvent (as defined below); neither the Company nor any Subsidiary is contemplating either the filing of a petition by it under any bankruptcy or insolvency laws or the liquidating of all or a substantial portion of its property, and neither the Company nor any Subsidiary has knowledge of any person contemplating the filing of any such petition against the Company or any Subsidiary; as used herein, “Solvent” means, for any person on a particular date, that, on such date, (i) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (iii) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (iv) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute unreasonably small capital and (v) such person is able to pay its debts as they become due and payable.
          (qq) Except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
          (rr) Neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge, any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the Exchange Offer
          (ss) To the Company’s knowledge, there are no affiliations or associations between (i) any member of the NASD and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders.
          (tt) The Company is not, and has not been, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, during the applicable period specified in Section 897(c)(1)(A)(ii) of the Internal Revenue Code of 1986, as amended.
          (uu) Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, Offer to Exchange or Schedule TO, if any, has been made or reaffirmed with a reasonable basis and in good faith.
          (vv) No securities commission, stock exchange or similar regulatory authority in the United States has issued any order preventing or suspending trading of any securities of the Company and no such proceeding is, to the knowledge of the Company, pending, contemplated or threatened.

          (ww) Each of the representations and warranties contained in this Agreement will continue to be true and correct at the commencement of, at all times during the continuance of the Exchange Offer and upon the Expiration Date.
          (xx) There are no stamp or other issuance or transfer taxes or duties or similar fees or charges required to be paid in connection with the execution and delivery of this Agreement, the issuance and sale by the company of the New Notes, or the consummation of the Exchange Offer and the other actions contemplated by the Registration Statement, Offer to Exchange or Schedule TO.
          (yy) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Security Documents. The Security Documents have each been duly and validly authorized by the Company and each of the Subsidiaries party thereto, and, when duly executed and delivered in accordance with its terms by each of the other parties thereto, will constitute the valid and binding agreements of the Company and each such subsidiary, enforceable against the Company and each such subsidiary, respectively, in accordance with their terms, except as may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Security Documents will conform in all material respects to the description thereof in each of the Registration Statement, the Offer to Exchange and the Schedule TO.
          (zz) Each applicable pledging entity under each Security Document owns the relevant collateral covered by such Security Document (collectively, the “Collateral”), free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim (other than Permitted Liens (as defined in the Indenture)). All filings and other actions necessary or desirable to perfect (to the extent such concept is applicable under the relevant laws) and protect the security interest in the Collateral to be created under the Security Documents that are required to be made by the Company or its subsidiaries under the Security Documents have been or will be at or prior to the Collateral Effective Date duly made or taken and are or will be at or prior to the Collateral Effective Date in full force and effect and, together with the execution and delivery of the Security Documents by the Company (assuming due execution and delivery by the other parties thereto), will on the Collateral Effective Date create a valid and perfected (to the extent such concept is applicable under the relevant laws) second-priority security interest in the Collateral securing the obligations of the Company (except to the extent under applicable foreign law such filings cannot be made until after the Collateral Effective Date, in which case such filings shall be made as promptly as practicable thereafter).
          The representations and warranties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Indemnified Party (as defined herein), (ii) any termination of this Agreement or (iii) any withdrawal by the Dealer Manager pursuant to this Agreement.
          Any certificate signed by any officer of the Company or any of its subsidiaries and deliver to the Dealer Manager or its counsel shall be deemed a representation and warranty by the Company to the Dealer Manager as to the matters covered thereby.

     10. Conditions to Obligations of the Dealer Manager. Your obligation to render services pursuant to this Agreement shall at all times be subject, in your discretion, to the following conditions:
          (a) The Company at all times shall have performed all of its obligations hereunder and under the Engagement Letter theretofore to be performed.
          (b) At all times from the Commencement Date to and including the date on which the Company accepts for exchange validly tendered Outstanding Notes that it has accepted in accordance with the terms of the Exchange Offer (the “Exchange Date”), the Company’s representations and warranties contained herein shall be true and correct and the Company shall have performed all of the agreements contained in this Agreement and as set forth in the Exchange Offer Materials therefore required by it to have been performed in all material respects.
          (c) No stop order suspending the effectiveness of the Registration Statement shall have been issued and, to the knowledge of the Company, no proceedings for that purpose shall be pending or threatened by the Commission and no injunction suspending the offer, issuance, delivery or exchange for the New Notes pursuant to the Exchange Offer shall have been issued and, to the knowledge of the Company, no proceedings for that purpose shall be pending or have been threatened and no action, lawsuit, claim or governmental or administrative proceeding shall have been commenced or, to the knowledge of the Company, threatened with respect to the Exchange Offer before any court, agency or other governmental or regulatory body of any jurisdiction that the Dealer Manager, in its sole judgment, believes renders it inadvisable for the Dealer Manager to continue to act as Dealer Manager.
          (d) You shall have received an opinion, dated the Commencement Date (and reaffirmed and updated on the Exchange Date) and addressed to you, of Morgan, Lewis & Bockius LLP, counsel for the Company, and in form and substance satisfactory to you, to the effect set forth in Exhibit B-1 hereto, and you shall have received the respective opinions required to be delivered under each applicable Security Document, dated the Collateral Effective Date and addressed to you, of Morgan, Lewis & Bockius LLP, to the effect set forth in Exhibit B-2 hereto, and of the Company’s local counsel, as to the corporate existence and good standing of the Company’s subsidiary or subsidiaries in such jurisdiction, the validity and perfection (to the extent such concept is applicable under the relevant laws) of the security interest created thereunder, and such other matters as the Dealer Manager shall reasonably request, in each such case in form and substance satisfactory to the Dealer Manager.
          (e) You shall have received an opinion, dated the Commencement Date (and reaffirmed and updated on the Exchange Date) and addressed to you, of Osler, Hoskin & Harcourt LLP, special Canadian counsel for the Company, and in form and substance satisfactory to you, to the effect set forth in Exhibit C hereto.
          (f) You shall have received an opinion, dated the Commencement Date (and reaffirmed and updated on the Exchange Date) and addressed to you, of Bar & Karrer AG, special Swiss counsel for the Company, and in form and substance satisfactory to you, to the effect set forth in Exhibit D hereto.

          (g) You shall have received an opinion, dated the Commencement Date (and reaffirmed and updated on the Exchange Date) and addressed to you, of Baker & McKenzie Barcelona, S.L., special Spanish counsel for the Company, and in form and substance satisfactory to you, to the effect set forth in Exhibit E hereto.
          (h) You shall have received an opinion, dated the Commencement Date (and reaffirmed and updated on the Exchange Date) and addressed to you, of Buchanan Ingersoll and Rooney, P.C., special counsel for the Company with respect to healthcare regulatory matters, and in form and substance satisfactory to you, to the effect set forth in Exhibit F hereto.
          (i) You shall have received an opinion, dated the Exchange Date and addressed to you, of Gibson Dunn & Crutcher LLP, counsel for the Dealer Manager, in form and substance satisfactory to you.
          (j) You shall have received a letter, satisfactory in form to you and your counsel, dated the Commencement Date (and reaffirmed and updated on the Exchange Date) and addressed to you, of Grant Thornton LLP, independent registered public accountants for the Company, containing statements and information of the type ordinarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, Offer to Exchange and Schedule TO.
          (k) You shall have received a certificate of the Company’s Chief Executive Officer and its Chief Financial Officer, dated the commencement date of the Exchange Offer (and reaffirmed and updated on the Exchange Date) in the form attached as Exhibit G hereto.
          (l) You shall have received a certificate of its Chief Financial Officer, dated the commencement date of the Exchange Offer (and reaffirmed and updated on the Exchange Date) in the form attached as Exhibit H hereto.
          (m) You shall have received each of the signed Lock-Up Agreements referred to in Section 9(u) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.
          (n) You shall have received a backup certificate from the Company’s Chief Financial Officer, dated the commencement date of the Exchange Offer (and reaffirmed and updated on the Exchange Date) in the form attached as Exhibit J hereto
          (o) You shall be furnished with all such documents and certificates as you may reasonably request in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company under this Agreement and the performance of any of the covenants of the Company to be performed hereunder.
          (p) It shall not have become unlawful under any law or regulation, Federal, state or local, for you to render services pursuant to this Agreement, or to continue so to act, as the case may be.

          (q) On or after the Commencement Date, except as described in the Offer to Exchange, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Offer to Exchange, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) (a) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or (b) any change, or any development involving a prospective change, in or affecting the financial condition, results of operations or business of the Company and its subsidiaries taken as a whole, except as disclosed in the Offer to Exchange, the effect of which, in any such case described in clause (i) or (ii), is, in the sole judgment of the Dealer Manager, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the New Notes on the terms and in the manner contemplated in the Offer to Exchange.
          (r) On or after the Commencement Date, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the Nasdaq Stock Market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities that are not currently involving the United States, there shall have been a material escalation in any hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, (iv) any downgrading, or notice of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions after the date hereof, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the sole judgment of the Dealer Manager, so material and adverse as to make it impracticable or inadvisable to proceed with the Exchange Offer or the delivery of the New Notes on the terms and in the manner contemplated in the Offer to Exchange.
          (s) The Security Documents shall have been duly executed and delivered by each party thereto, the security interests created pursuant thereto shall be effective and the collateral agent shall hold a valid and perfected (to the extent such concept is applicable in the relevant jurisdiction; and except to the extent under applicable foreign law certain filings necessary for perfection cannot be made until after the Collateral Effective Date, in which case arrangements reasonably satisfactory to the Dealer Manager shall have been made to make such filings as promptly as practicable thereafter) second-priority security interest in the Collateral securing the obligations of the Company for the benefit of the Trustee and the benefit of holders of the New Notes on or prior to, and as of, the Collateral Effective Date.
          (t) The Dealer Manager shall have received the results of a recent lien search in each of the jurisdictions within the United States where assets of the Company or its domestic subsidiaries covered by the Security Documents are located and any jurisdictions in which valid filings with respect to such assets of the Company and its domestic subsidiaries may be in effect, and such search shall reveal no liens on any of the assets of the Company (other than Permitted Liens (as defined in the Indenture) and as otherwise agreed in writing by the Dealer Manager).
     11. Indemnification and Contribution.
          (a) The Company agrees to indemnify, defend and hold harmless the Dealer Manager, its partners, directors, officers, employees, agents and “affiliates” (within the meaning of Rule 405 under the Securities Act), and any person who controls any Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons (each, an ‘Indemnified Party”), from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Dealer Manager or any such Indemnified Party may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in any amendment or supplement thereto) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Dealer Manager furnished in writing by or on behalf of such Dealer Manager through you to the Company expressly for use in the Registration Statement, or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in the Offer to Exchange or the Exchange Offer Materials (or any amendment or supplement thereto) or arises out of or is based upon any omission or alleged omission to state a material fact necessary to make the statements therein, in the light of circumstances in which they were made, not misleading, except, with respect to the Offer to Exchange or the Exchange Offer Materials, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning such Dealer Manager furnished in writing by or on behalf such Dealer Manager through you to the Company expressly for use in the Offer to Exchange or the Exchange Offer Materials, or arises out of or is based upon any omission or alleged omission to state a material fact in the Offer to Exchange or the Exchange Offer Materials in connection with such information which material fact was not contained in such information and which material fact was required to be stated in such Offer to Exchange or Exchange Offer Materials or was necessary in order to make the statements in such information, in light of the circumstances under which they were made, not misleading, (iii) any withdrawal, termination or cancellation by the Company of, or failure by the Company to make or consummate, the Exchange Offer, (iv) any actions taken or omitted to be taken by an Indemnified Party pursuant to this Agreement or with the express consent of the Company, (v) any breach by the Company of any representation or warranty, or any failure by the Company to comply with any agreement contained in this Agreement, or (vi) any matter in any way relating to or referred to in this Agreement or arising out of the matters contemplated by this Agreement, including, without limitation, related services and activities prior to the date of this Agreement, except, in the case of this clause (vi) only, to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that such loss, damage, expense, liability or claim resulted solely from your gross negligence or willful misconduct.
          (b) If any action, suit or proceeding (each, a “Proceeding”) is brought against an Indemnified Party in respect of which indemnity may be sought against the Company ( the “Indemnifying Party”) pursuant to subsection (a) of this Section 11, such Indemnified Party shall promptly notify such Indemnifying Party in writing of the institution of such Proceeding and such Indemnifying Party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which such Indemnifying Party may have to any Indemnified Party or otherwise. The Indemnified Party or Parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such Proceeding or the Indemnifying Party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such Indemnified Party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct the defense of such Proceeding on behalf of the Indemnified Party or Parties), in any of which events such fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Indemnified Parties who are parties to such Proceeding). The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party or Parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this Section 11(b), then the Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have fully reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given the Indemnifying Party at least 30 days’ prior notice of its intention to settle. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such Indemnified Party.

          (c) If the indemnification provided for in this Section 11 is unavailable to an Indemnified Party under subsection (a) of this Section 11 or insufficient to hold an Indemnified Party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and Dealer Manager, on the other hand, in connection with the matter giving rise to such losses, damages, expenses, liabilities and claims, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Dealer Manager on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations, subject to the limitation that in any event the Dealer Manager’s aggregate contribution to all losses, damages, expenses, liabilities and claims with respect to which contribution is available hereunder shall not exceed the amount of fees actually received by the Dealer Manager pursuant to this Agreement. The relative benefits received by the Company on the one hand and the Dealer Manager on the other with respect to the Exchange Offer and any other transactions contemplated hereby shall be deemed to be in the same respective proportions as (i) the aggregate value of the consideration paid or proposed to be paid to the beneficial holders of the Outstanding Notes pursuant to the Exchange Offer and any other transactions contemplated hereby (whether or not the Exchange Offer and any other transactions contemplated hereby are consummated), bear to (ii) the fees payable to Dealer Manager with respect to the Exchange Offer and any other transactions contemplated hereby pursuant to Section 5. The relative fault of the Company on the one hand and of the Dealer Manager on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by Dealer Manager and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
          (d) The Company and Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (e) The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of Dealer Manager, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the Exchange Offer. The Company and Dealer Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the Exchange Offer, or in connection with the Registration Statement or the Offer to Exchange.
          (f) The foregoing rights to indemnification and contribution shall be in addition to any other rights which Dealer Manager and the other Indemnified Parties may have against the Company under common law or otherwise including, without limitation, rights to indemnification, reimbursement and contribution under the Engagement Letter.
     12. Reference to Dealer Manager. The Company agrees that any reference to you or your affiliates in any Exchange Offer Materials, or any other release, publication or communication relating to the Transactions to any party outside the Company, is subject to your prior approval. If you resign or are terminated prior to the dissemination of any Exchange Offer Materials or any other release or communication, no reference shall be made therein to you without your prior written permission.
     13. Access to Information. In connection with your activities hereunder, the Company agrees to furnish you and your counsel with all information concerning the Company that you reasonably deem appropriate and agree to provide you with reasonable access to the Company’s officers, directors, accountants, counsel, consultants and other appropriate agents and representatives, it being understood that you will be entitled to rely upon such information supplied by the Company and such persons without assuming any responsibility for independent investigation or verification thereof.
     14. Termination. This Agreement shall terminate upon the expiration, termination or withdrawal of the Exchange Offer or upon withdrawal by you as Dealer Manager pursuant to Section 4 hereof, it being understood that Sections 3, 5, 6, 9, 11, 12, 14, 16, 17, 18, 19, 20 and 21 hereof shall survive any termination of this Agreement. In addition, you shall have the right to terminate this Agreement if the opinions of counsel and comfort letters specified in Section 10 hereof are not received by you upon request or for any other reason specified in Section 10.
     15. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been given upon receipt) by delivery in person, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the applicable party at the addresses indicated below:
(a)	if to the Dealer Manager, to:

UBS Securities LLC 299 Park Avenue New York, NY 10171-0026 Telecopy No.: (203) 719-0860 Attention: Legal and Compliance Department

with a copy to:
Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 Telecopy No.: (212) 351-6333 Attention: Glenn R. Pollner, Esq.

(b)	if to Company:

PharmaNet Development Group, Inc. 504 Carnegie Center Princeton, NJ 08540 Telecopy No.: (609) 951-6823 Attention: John P. Hamill, Executive Vice President and Chief Financial Officer
with a copy to:
Morgan, Lewis & Bockius LLP 502 Carnegie Center Princeton, NJ 08540 Telecopy No.: (609) 919-6701 Attention: Emilio Ragosa, Esq.
     16. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and any claim, counterclaim, proceeding or dispute of any kind or nature whatsoever directly or indirectly arising out of, or in any way relating to, this Agreement (each a “Covered Claim”), shall be governed by, and construed in accordance with, the laws of the State of New York. Except as set forth below, no Covered Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company and you each hereby consent to the exclusive jurisdiction of such courts and to personal service with respect thereto. The Company also hereby consents to personal jurisdiction, service and venue in any court in which any claim directly or indirectly arising out of or in any way relating to this Agreement (collectively with Covered Claims, “Claims”) is brought by any third party against you or any Indemnified Party solely for purposes of enforcing the Company’s indemnity, contribution and reimbursement provisions set forth in Section 11. Each of you and the Company waives all right to trial by jury for any Claim (whether based upon contract, tort or otherwise). The Company agrees that a final judgment in any Claim brought in any of the courts referred to above shall be conclusive and binding upon the Company and may be enforced by suit upon such judgment in any court having jurisdiction over the Company.
     17. Other Investment Banking Activities.

          (a) The Company acknowledges and agrees that the Dealer Manager has been engaged hereunder solely to provide the services relating to the Exchange Offer set forth herein and in the Engagement Letter. The Company acknowledges that the Dealer-Manager is a securities firm that is engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of trading and brokerage activities, the Dealer Manager and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities of entities that may be involved in the transactions contemplated hereby.
          (b) The Company and its affiliates each hereby waives, to the fullest extent permitted by law, any claims the Company and its affiliates may have against the Dealer Manager for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the Exchange Offer and agree that the Dealer Manager shall not have any liability (whether direct or indirect) to the Company or its affiliates in respect of such a fiduciary duty claim.
     18. Entire Agreement. This Agreement and the Engagement Letter (the provisions of which are ratified and confirmed in all respects) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.
     19. Amendment. This Agreement may not be amended except in writing signed by each party to be bound thereby.
     20. Counterparts; Severability. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.
     21. Parties in Interest. This Agreement, including rights to indemnity and contribution hereunder, shall be binding upon and inure solely to the benefit of each party hereto, the Indemnified Persons and their respective successors, heirs and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
     22. Tombstone. The Company acknowledges that you may at your expense place an announcement in such newspapers and periodicals as you may choose, stating that you have acted or are acting as Dealer Manager and financial advisor to the Company in connection with the Exchange Offer and the transactions contemplated thereby. Notwithstanding any provision herein to the contrary, it is expressly understood that expenses incurred in respect of the Exchange Offer notice which to be published in The Wall Street Journal, The New York Times or any other publication in connection with the Exchange Offer shall be borne by the Company.

[The Remainder of this Page Intentionally Left Blank; Signature Page Follows]

     Please indicate your willingness to act as Dealer Manager and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement so signed, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

Very truly yours,

By:
Name:
Title:

Accepted as of the date first above written:
UBS SECURITIES LLC

By:

Name:
Title:

By:

Name:
Title:

SCHEDULE A
SUBSIDIARIES OF
PHARMANET DEVELOPMENT GROUP, INC.

Jurisdiction of
U.S. Subsidiaries	Incorporation
South Florida Kinetics, Inc.	Florida
Keystone Analytical, Inc.	Florida
SFBC Ft. Myers, Inc.	Florida
Taylor Technology, Inc.	New Jersey
11190 Biscayne, LLC	Florida
Searento Trust LLC	Florida
Clinical Pharmacology International, Inc.	Florida
PharmaNet (C.A.), Inc.	California
PharmaNet, Inc. (f/k/a Medex Clinical Trial Services, Inc.)	Pennsylvania
PharmaSite, Inc.	Delaware
PharmaNet (P.A.), Inc.	Pennsylvania
Pharma Holdings, Inc.	Delaware
PharmaNet, LLC	Delaware
PharmaSoft, LLC	Delaware

Jurisdiction of
Foreign Subsidiaries	Incorporation
PDGI Canada Inc.	Canada
Anapharm Inc.	Quebec
SynFine Research Inc.	Ontario
Anapharm Europe S.L.	Spain
PharmaNet Asia AG	Switzerland
CRO-PharmaNet Services GmbH	Germany
PharmaNet AG	Switzerland
PharmaNet LP	Canada
PharmaNet S.A.S.	France
PharmaNet CRO, S.L.	Spain
LLC PharmaNet	Russia
PharmaNet Sp. Z o.o	Poland
PharmaNet B.V.	The Netherlands
PharmaNet Services GmbH	Switzerland
PharmaNet B.V.B.A.	Belgium
PharmaNet Pty Limited	Australia
PharmaNet S.R.L.	Argentina
PharmaNet Clinical Services Private Limited	India
PharmaNet (Hong Kong) Limited	Hong Kong

Jurisdiction of
Foreign Subsidiaries	Incorporation
PharmaNet Pte. Ltd.	Singapore
PharmaNet Company	Nova Scotia
PharmaNet New Zealand Limited	New Zealand
PharmaNet Taiwan Ltd.	Taiwan
PharmaNet Limited	United Kingdom
Israel Clinical Services PharmaNet Ltd.	Israel
PharmaNet Korea Ltd.	South Korea
PharmaNet Clinical Services S.R.L.	Romania
PharmaNet de Mexico, S. de R.L. de C.V.	Mexico
PharmaNet, LLC	Ukraine
PHARMANET DO BRASIL SERVICOS CLINICOS LTDA.	Brazil
PharmaNet (Malaysia) Sdn. Bhd.	Malaysia
PDGI Canada Inc.	Canada

EXHIBIT A
Lock-Up Agreement
November ____, 2008
UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026
Ladies and Gentlemen:
     This Lock-Up Agreement is being delivered to you in connection with the proposed Dealer Manager Agreement (the “Dealer Manager Agreement”) to be entered into by Pharmanet Development Group, Inc., a Delaware corporation (the “Company”), and you with respect to the exchange offer (the “Exchange Offer”) for the Company’s outstanding 2.25% Convertible Senior Securities due 2024 (the “Outstanding Notes” and, together with the New Notes, the “Notes”). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Dealer Manager Agreement.
     In order to induce you to enter into the Dealer Manager Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date of the Dealer Manager Agreement and ending on, and including, the date that is 90 days after the Expiration Date, the undersigned will not, without the prior written consent of UBS Securities LLC, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any common stock (the “Common Stock”), $.001 par value per share, of the Company, any debt securities of the Company or any other securities of the Company that are substantially similar to Common Stock or the Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, any debt securities of the Company or any other securities of the Company that are substantially similar to Common Stock or the Notes, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) bona fide gifts, provided the recipient thereof agrees in writing with UBS Securities LLC to be bound by the terms of this Lock-Up Agreement, (b) dispositions during his or her lifetime or upon death by gift, will or intestacy to an immediate family member or any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such person or trust agrees in writing with UBS Securities LLC to be bound by the terms of this Lock-Up Agreement, (c) the sale of shares of Common Stock in connection with the cashless or net exercise of options where shares of Common Stock may be sold or deemed to have been sold in an amount equal to the value of the aggregate exercise price underlying such options being exercised in accordance with the terms of the option documents or (d) the sale of shares of Common Stock to cover tax obligations due upon grant or the Company’s withholding of shares of Common Stock, each in an amount equal to the federal, state and local income and withholding taxes up to a marginal tax rate as if the person was subject to the New York City tax rate. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.
     In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of any registration statement relating to the Exchange Offer. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS Securities LLC, make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.
     Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.
     The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the Exchange Offer or the sale or resale of Notes or shares of Common Stock issuable upon conversion of the Notes.
* * *

     If (i) the Company notifies you in writing that it does not intend to proceed with the Exchange Offer, (ii) the registration statement filed with the Commission with respect to the Exchange Offer is withdrawn or (iii) for any reason the Dealer Manager Agreement shall be terminated prior to the consummation of the Exchange Offer, this Lock-Up Agreement shall be terminated as of such time and the undersigned shall thereafter be released from its obligations hereunder.

Yours very truly,

Name:

EXHIBIT A-1
LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

Name	Position
Jeffrey P. McMullen	President and Chief Executive Officer, Director
Peter G. Tombros	Chairman of the Board, Director
Rolf A. Classon	Director
Lewis Elias, M.D.	Director
Arnold Golieb	Director
David M. Olivier	Director
Per Wold-Olsen	Director
John P. Hamill	Executive Vice President and Chief Financial Officer
Mark Di Ianni	Executive Vice President and President, Early Stage Development
Thomas J. Newman, M.D.	Executive Vice President and President, Late Stage Development
Robin C. Sheldrick	Senior Vice President, Human Resources

EXHIBIT B-1
OPINION OF MORGAN, LEWIS & BOCKIUS LLP
The following opinions shall be provided on the Commencement Date:
1.	The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Offer to Exchange, to execute and deliver the Dealer Manager Agreement, and to perform its obligations thereunder and in connection with the Exchange Offer.

2.	Each of the subsidiaries of the Company listed on Schedule II hereto (the “Named Subsidiaries”) is a corporation validly existing and in good standing under the laws of the jurisdiction of incorporation indicated opposite the name of such Named Subsidiary on Schedule II hereto, with full corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as described in the Registration Statement and the Offer to Exchange.

3.	The Company and each Named Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction indicated opposite the name of such Company and Named Subsidiary on Schedule II hereto.

4.	The consummation of the Exchange Offer and the execution, delivery and performance of the Dealer Manager Agreement by the Company has been duly authorized by all necessary corporate action on the part of the Company.

5.	The Dealer Manager Agreement has been executed and delivered by the Company and is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject (A) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and (B) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity.

6.	The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Offer to Exchange.

7.	The New Notes have been duly authorized by the Company, and the Shares into which the New Notes are convertible have been duly authorized and reserved for issuance by the Company, the Shares, when issued by the Company and delivered by the Company upon the due conversion of the Notes, will be validly issued, fully paid and non-assessable, and the New Notes and Shares are free of statutory preemptive rights and, to our knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights, and, except as otherwise disclosed in the Registration Statement and the Offer to Exchange, in each case subject to no security interest, other encumbrance or adverse claim.
8.	The terms of the Dealer Manager Agreement, the New Notes, the Outstanding Notes, and the capital stock of the Company, including the Shares, conform in all material respects to the descriptions thereof contained in the Registration Statement and the Offer to Exchange.

9.	Each of the Registration Statement and the Offer to Exchange, on the Commencement Date (except in each case as to the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom, as to which we express no opinion), appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act and the Exchange Act; and the Schedule TO, on the Commencement Date (except in each case as to the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom, as to which we express no opinion), appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Exchange Act.[1]

10.	Each of the documents incorporated by reference in the Registration Statement and the Offer to Exchange (except as to the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom as to which we express no opinion), at the time such document was filed with the Commission, appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the Securities Act or the Exchange Act.

11.	No consent, authorization, approval or order of or filing with any federal or state governmental or regulatory commission, board, body, authority or agency, other than any required filings under the Securities Act and the Exchange Act and other than the approval by NASDAQ Stock Market of the listing application for the Shares, nor the approval of the stockholders of the Company is required to be obtained or made by the Company in connection with the consummation of the transactions contemplated by the Dealer Manager Agreement including the making or consummation by the Company of the Exchange Offer; provided, however, that we express no opinion as to (a) the rules and regulations of the Financial Industry Regulatory Authority and (b) state securities or blue sky laws or foreign securities laws of the various jurisdictions in which the Notes are being offered by the Dealer Manager thereof.

1	Opinion also to be given as of Effective Date and Exchange Date in opinion delivered on Exchange Date.

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12.	The execution, delivery and performance of the Dealer Manager Agreement and the New Notes by the Company, the consummation by the Company of the transactions contemplated thereby, the Exchange Offer, the issuance of the New Notes and the issuance of Shares upon conversion of the New Notes, do not and will not result in any breach or violation of or constitute a default under (nor constitute any event that, with notice, lapse of time, or both, would result in any breach or default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (i) the amended and restated certificate of incorporation, as amended, or amended and restated by-laws of the Company or any of the Named Subsidiaries, or (ii) any provision of any agreement or instrument filed as an exhibit to the Registration Statement, or (iii), the Delaware General Corporation Law, or any U.S. federal or New York or New Jersey state law, rule or regulation that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Dealer Manager Agreement, or (iv) to our knowledge, any decree, judgment or order of any court, except that we express no opinion in this paragraph 12 regarding the anti-fraud provisions of the federal securities laws or any state securities or “Blue Sky” laws.

13.	To our knowledge, there are no contracts, licenses, agreements, leases or documents of a character that are required to be filed as exhibits to the Registration Statement or any Incorporated Document, or to be summarized or described in the Registration Statement and the Offer to Exchange, which have not been so filed, summarized, or described as required.

14.	To our knowledge, (i) the Company is not a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of the Dealer Manager Agreement, the Exchange Offer, the Dealer Manager Agreement or the proposed application of the net proceeds therefrom; and (ii) except as discussed in the Registration Statement and the Offer to Exchange, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of the Named Subsidiaries or any of their respective directors or officers is or would be subject, or by which any of their respective properties are or would be bound at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency that are

4

required to be described in the Registration Statement and the Offer to Exchange and that are not so described as required.

15.	To our knowledge, neither the Company nor any of the Named Subsidiaries is and, after giving effect to consummation of the Exchange Offer, will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

16.	We have read the statements in the Registration Statement and the Offer to Exchange under the headings “Description of outstanding notes,” “Description of new notes,” “Description of capital stock” and Description of other indebtedness” and insofar as such statements constitute summaries of legal matters, contracts, agreements, documents or proceedings referred to therein, or refer to statements of law or legal conclusions, they are accurate and complete in all material respects and fairly summarize the matters referred to therein as of the respective dates of such Registration Statement and Offer to Exchange.

17.	The statements in the Registration Statement and the Offer to Exchange under the caption “Material U.S. federal income tax consequences” constitute an accurate and complete summary of the matters discussed therein in all material respects.

18.	To our knowledge, no person has the right, pursuant to the terms of any contract, agreement or other instrument described in the Registration Statement or Offer to Exchange or described in or filed as an exhibit to the Registration Statement or any Incorporated Document or otherwise known to such counsel, (i) to cause the Company to register under the Securities Act any shares of Common Stock or shares of any other securities of the Company, other than as disclosed in the Registration Statement and the Offer to Exchange, or (ii) to include any such shares or securities in the Registration Statement relating to the Exchange Offer or in the transactions contemplated thereby.

19.	To our knowledge, neither the Company nor any Subsidiary (nor any agent thereof acting on their behalf) has taken any action that might cause the Dealer Manager Agreement or Exchange Offer to violate Regulations T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect on the date hereof.
The following additional opinions shall be provided on the Exchange Date:
20.	The Indenture has been executed and delivered by the Company and is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject (A) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and (B) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity.

21.	The New Notes have been executed and delivered by the Company and, when authenticated by the Trustee, will be legal, valid and binding obligations of the Company

5

enforceable against the Company in accordance with their terms, subject (A) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and (B) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity.
22.	The Indenture is a “qualified indenture” under the Trust Indenture Act of 1939.

23.	The Shares underlying the New Notes have been approved for listing on the Nasdaq Global Market.

24.	The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order proceedings with respect thereto are pending or threatened under the Securities Act.

25.	Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, nothing came to our attention that caused us to believe that (i) the Registration Statement, at the time of its effectiveness, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) the Offer to Exchange, as of its date, or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (a) we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Offer to Exchange (except with respect to certain legal matters, as and to the extent set forth in paragraphs 16 and 17 in our letter, dated the date hereof delivered to you pursuant to Section 10(d) of the Dealer Manager Agreement), (b) we do not express any belief with respect to the financial statements, schedules, notes, other financial and accounting data and statistical data derived therefrom), and (c) we do not express any belief with respect to any statement in a document incorporated by reference in the Registration Statement or the Offer to Exchange, to the extent that, pursuant to Rule 412 under the Securities Act, such statement is deemed modified or superseded in the Registration Statement or the Offer to Exchange, as the case may be, at the respective times as of which the advisements set forth in this paragraph are provided.

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SCHEDULE II

Foreign Jurisdiction(s)
Name of the Company	State of Incorporation	in which Qualified
PharmaNet Development Group, Inc.	Delaware	New Jersey

Foreign Jurisdiction(s) in which
Name of Subsidiary	State of Incorporation	Subsidiary Is Qualified
Keystone Analytical, Inc.	Florida	Pennsylvania
Taylor Technology, Inc.	New Jersey	New Jersey
PharmaNet LLC	Delaware	New Jersey
PharmaNet, Inc.	Pennsylvania	California
Colorado
Delaware
District of Columbia
Florida
Illinois
Massachusetts
North Carolina

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EXHIBIT B-2
OPINION OF MORGAN, LEWIS & BOCKIUS LLP
(with respect to Security Documents)
The following opinions shall be provided on the Collateral Effective Date:
1.	The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Offer to Exchange, to execute and deliver each Security Document to which it is a party and the Intercreditor Agreement, and to perform its obligations thereunder.
2.	Each of the subsidiaries of the Company listed on Schedule II hereto (the “Named Subsidiaries”) other than PharmaNet, LLC (“PLLC”) is a corporation validly existing and in good standing under the laws of the jurisdiction of incorporation indicated opposite the name of such Named Subsidiary on Schedule II hereto, with full corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as described in the Registration Statement and the Offer to Exchange, to execute and deliver each Security Document to which it is a party and the Intercreditor Agreement, and to perform its obligations thereunder.
3.	PLLC is a limited liability company validly existing and in good standing under the Delaware Limited Liability Act (“DLLC”), with full company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Offer to Exchange, to execute and deliver each Security Document to which it is a party and the Intercreditor Agreement, and to perform its obligations thereunder.
4.	The Company and each Named Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction indicated opposite the name of such Company and Named Subsidiary on Schedule II hereto.
5.	The execution, delivery and performance of each Security Document and the Intercreditor Agreement by the Company and each Named Subsidiary party thereto has been duly authorized by all necessary corporate action on the part of the Company and each such Named Subsidiary.
6.	Each Security Document and the Intercreditor Agreement has been executed and delivered by the Company and each Named Subsidiary party thereto and is a legal, valid and binding obligation of the Company and each such Named Subsidiary enforceable against the Company and each such Named Subsidiary in accordance with its terms, subject (A) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and (B) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity.
7.	The terms of each Security Document and the Intercreditor Agreement conform in all material respects to the descriptions thereof contained in the Registration Statement and the Offer to Exchange.
8.	The execution, delivery and performance of each Security Document and the Intercreditor Agreement by the Company and each Named Subsidiary party thereto, and the consummation by the Company and each Named Subsidiary of the transactions contemplated thereby, do not and will not result in any breach or violation of or constitute a default under (nor constitute any event that, with notice, lapse of time, or both, would result in any breach or default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (i) the amended and restated certificate of incorporation, as amended, or amended and restated by-laws of the Company or any of the Named Subsidiaries, or (ii) any provision of any agreement or instrument filed as an exhibit to the Registration Statement or any Incorporated Documents, or (iii), the Delaware General Corporation Law, or any U.S. federal or New York or New Jersey state law, rule or regulation that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Dealer Manager Agreement, or (iv) to our knowledge, any decree, judgment or order of any court, except that we express no opinion in this paragraph 12 regarding the anti-fraud provisions of the federal securities laws or any state securities or “Blue Sky” laws.
9.	To our knowledge, neither the Company nor any of the Named Subsidiaries is a party to any legal or governmental action or proceeding that challenges the validity or enforceability, or seeks to enjoin the performance, of any Security Document or the Intercreditor Agreement.
10.	To our knowledge, neither the Company nor any of the Named Subsidiaries is and, after giving effect to consummation of the Exchange Offer, will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
11.	Each Named Subsidiary has granted in favor of the collateral agent, as security for the obligations, as defined in the Security Agreement, a valid security interest in the collateral described in the Security Agreement in which a security interest may be created under Article 9 of the NY UCC (the “Article 9 Collateral”).
12.	Upon the filing of the Financing Statements with the office of Secretary of State of the states listed on Schedule 3 hereto, the Collateral Agent will have perfected security interests in each Grantor’s Article 9 Collateral, to the extent that a security interest in such Article 9 Collateral may be perfected by filing a financing statement.

C-1

EXHIBIT C
OPINION OF OSLER HOSKIN & HARCOURT LLP
1.	PDGI Canada Inc. is existing as a corporation under the laws of Canada and Anapharm Inc. is existing as a company under the laws of the Province of Quebec (Anapharm Inc. and PDGI Canada Inc. are collectively referred to as the “Canadian Subsidiaries”). Each of the Canadian Subsidiaries has the corporate power and authority to own its property and conduct its business as described in the Registration Statement and the Prospectus.

2.	All of the issued shares in the share capital of the Canadian Subsidiaries have been authorized and validly issued and are outstanding as fully paid and non-assessable and, based solely upon such counsel’s review of the share registers of the Canadian Subsidiaries in such counsel’s possession, PDGI Canada Inc. is the owner of record of all of the issued shares of Anapharm, the Company is the owner of record of all of the issued shares of PDGI Canada Inc., and, to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Canadian Subsidiaries are outstanding.

3.	Anapharm is qualified or registered to do business as an extra-provincial corporation in the Province of Ontario.

4.	None of the execution, delivery and performance of the Dealer Manager Agreement by the Company, the consummation of the Exchange Offer and the application of the net proceeds therefrom as described in the Prospectus conflicts or will conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) the certificates or articles of incorporation or by-laws of any of the Canadian Subsidiaries.

C-2

EXHIBIT D
OPINION OF BAR & KARRER AG
1.	PharmaNet AG (the “Swiss AG”) is a limited liability company (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland, established with unlimited duration, having its domicile at Küsnacht, Canton of Zurich, Switzerland.

2.	PharmaNet Services GmbH (the “Swiss GmbH”) is a limited liability company (Gesellschaft mit beschränkter Haftung) duly incorporated and validly existing under the laws of Switzerland, established with unlimited duration, having its domicile at Küsnacht, Canton of Zurich, Switzerland.

3.	The Swiss AG and the Swiss GmbH (together, the “Swiss Companies”) have as statutory purpose the rendering of services to the pharmaceutical and chemical industry, in particular in connection with new drugs, biotechnical products and medical devices, as well as the acquisition, holding and selling of participations in other enterprises and in real estate; and have, within their statutory purpose, the requisite corporate power to own, lease and operate their properties and to transact any business as described in the Dealer Manager Agreement, the Registration Statement and the Prospectus.

4.	The outstanding share capital of the Swiss AG amounts to CHF 100,000, divided into 100 registered shares of a par value of CHF 1,000 each, which have been fully paid up and are non-assessable in the sense that they do, as such, not confer any right to the Swiss AG to call their holders for additional payments on the account of the issuance thereof.

5.	Pharma Holdings Inc., a company incorporated under the laws of Delaware, USA and having its address at: 504 Carnegie Center, Princeton, New Jersey 08540-6242, has been duly registered as the Swiss AG’s sole shareholder in the Swiss AG’s share ledger.

6.	The outstanding capital stock of the Swiss GmbH amounts to CHF 250,000, which have been fully paid up and are non-assessable in the sense that they do, as such, not confer any right to the Swiss GmbH to call its capital contributor for additional payments on the account of the issuance thereof.

7.	The Swiss AG has been duly registered as the Swiss GmbH’s sole capital contributor in the Swiss GmbH and as sole limited partner of the Swiss GmbH.

8.	The Extracts and the Articles do not contain any information as to the existence of any outstanding options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Swiss Companies.

9.	No forced debt collection proceedings have been started or are pending against the Swiss Companies during the period starting 1 January 2006 and ending 12 November 2008.

10.	The Swiss Companies have — based on the Excerpts — not entered into liquidation proceedings

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11.	None of the execution, delivery and performance of the Dealer Manager Agreement by the Company, the consummation of the Exchange Offer and the application of the net proceeds therefrom as described in the Prospectus relating thereto, conflicts or results in any breach or violation of the Articles of any of the Swiss Companies or, to such counsel’s knowledge, any Swiss federal or cantonal law, regulation or rule generally applicable to a foreign transaction such as the Exchange Offer.

D-2

EXHIBIT E
OPINION OF BAKER & MCKENZIE BARCELONA, S.L.
1.	Anapharm Europe SL (the “Spanish Joint Venture”) has been duly incorporated and is validly existing under the laws of Spain as a limited liability company, established with unlimited duration, with all requisite power and authority to own, lease and operate its properties and to conduct its business, having its corporate domicile at Calle Encuny 22, 2[a] Planta, 08038 Barcelona (Spain).

2.	The Spanish Joint Venture’s statutory purpose is the research and development of analytical methods for pharmaceuticals and analysis for pharmaceuticals.

3.	The outstanding share capital of the Spanish Joint Venture amounts to €5,899.60, divided into 980 registered quotas of a face value of €6.02 each, which have been fully paid up.

4.	All of the issued quotas or other equity interests of the Spanish Joint Venture have been authorized and validly issued and are outstanding as fully paid and non-assessable, and the Spanish Joint Venture has the following Quotaholders: (i) Ms. M’ Cruz Caturla Perales, holder of 500 quotas, numbered 1 to 500, both included; and (ii) the company PharmaNet B.V. (formerly “PharmaNet Development Europe B.V.”), holder of 480 quotas, numbered 501 to 980, both included. To such counsel’s knowledge, no options, warrants or other rights to purchase or ownership interests in the Spanish Joint Venture are outstanding.

5.	The Spanish Joint Venture’s management body is organized as a Board of Directors whose current members are as follows: Mr. Mark Di Ianni, Mr. Jeffrey McMullen, Mr. Javier Torres Caturla and Ms. María Cruz Caturla Perales, being Mr. Mark Di Ianni the Chairman of the Company’s Board and Mr. Esteban Raventós Negra its Secretary non Director.

6.	The last annual accounts deposited by the Spanish Joint Venture with the Commercial Registry of Barcelona correspond to fiscal year closed on December 31, 2007.

7.	In accordance with the Joint Venture and Shareholders Agreement for Gamma Dine, S.L. (currently named “Anapharm Europe, S.L.”) by and between SFBC Europe B.V. (currently named “PharmaNet B.V.”) and M’ Cruz Caturla Perales, dated as of October 24, 2003, PharmaNet B.V. had the right to purchase (“call option”) from M’ Cruz Caturla Perales within a term of two years as from January 1, 2006 quotas representing up 2% of the share capital of the Spanish Joint Venture. The mentioned call option right expired on January 1, 2008.

8.	No forced debt collection proceedings have been started or are pending against the Spanish Joint Venture up to date.

9.	None of the execution, delivery and performance of the Dealer Manager Agreement by the Company, the consummation of the Exchange Offer and the application of the net proceeds therefrom as described in the Prospectus relating thereto, conflicts or will conflict with, result in any breach or violation of or constitute a default under (or constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) the

E-1

certificates or articles of incorporation or by-laws of the Spanish Joint Venture or, to such counsel’s knowledge, any Spanish law, regulation or rule generally applicable to a transaction such as the Exchange Offer.

E-2

EXHIBIT F
OPINION OF BUCHANAN INGERSOLL AND ROONEY, P.C.
1.	The statements included or incorporated by reference in the Prospectus and Offer to Purchase, the Dealer Manager Agreement and the Registration Statement insofar as such statements constitute summaries of matters regarding compliance with certain laws and regulations within the jurisdiction of the United States Food and Drug Administration (“FDA”); the elements of the Controlled Substances Act regarding the accountability of controlled substances, administered by the Drug Enforcement Administration (“DEA”); the Administrative Simplification Provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), administered by the Centers for Medicare and Medicaid Services (“CMS”); and the Clinical Laboratory Improvement Act (“CLIA”), administered by the Department of Health and Human Services (collectively “the Applicable Laws”), are accurate in all material respects and fairly summarize such Applicable Laws as they apply to the Company (including its subsidiaries).

2.	Nothing has come to such counsel’s attention that causes such counsel to believe that the statements in the Prospectus and Offer to Purchase, the Dealer Manager Agreement and the Registration Statement contain any untrue statement of a material fact or omit a material fact necessary to make such statements. Statements in the Prospectus and Offer to Purchase, the Dealer Manager Agreement and the Registration Statement are not misleading to the extent such statements relate to the Company’s compliance with the Applicable Laws (including its subsidiaries).

3.	The execution, delivery and performance of the Dealer Manager Agreement by the Company, the consummation of the Exchange Offer and the application of the net proceeds therefrom as described in the Prospectus relating thereto, (a) do not require any consent or approval of, registration or filing with, or any other action by, the FDA, except consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect; (b) do not require the issuance of any rule or regulation by the FDA pursuant to any Federal statute; and (c) do not and will not violate any of the Applicable Laws.

I-1

EXHIBIT G
OFFICERS’ CERTIFICATE
          Each of the undersigned, Jeffrey P. McMullen, President and Chief Executive Officer of Pharmanet Development Group, Inc., a Delaware corporation (the “Company”), and John P. Hamill, Chief Financial Officer of the Company, on behalf of the Company, does hereby certify pursuant to Section 10(n) of that certain Dealer Manager Agreement dated November 20, 2008 (the “Dealer Manager Agreement”) between the Company and UBS Securities LLC, that as of the date hereof:
1.	He has reviewed the Registration Statement and the Offer to Exchange contained therein and, to his knowledge, (1) the Registration Statement, as of the date hereof and (2) the Offer to Exchange, as of the date hereof, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.	The representations and warranties of the Company as set forth in the Dealer Manager Agreement (i) were true and correct as of the date of the Dealer Manager Agreement and (ii) are true and correct as of the date hereof and as if made on the date hereof.

3.	The Company has performed all of its obligations under the Dealer Manager Agreement as are to be performed at or before the date hereof.

4.	All of the outstanding shares of capital stock of each of the Domestic Significant Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are free of statutory preemptive rights and, to our knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights, and, except as otherwise disclosed in the Registration Statement and the Offer to Exchange, are owned by the Company, in each case subject to no security interest, other encumbrance or adverse claim.
          Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Dealer Manager Agreement.
               In Witness Whereof, the undersigned have hereunto set their hands on this November 20, 2008.

Name:	Jeffrey P. McMullen
Title:	President and Chief Executive Officer

Name:	John P. Hamill
Title:	Executive Vice President and Chief Financial Officer

I-2

EXHIBIT I
OFFICERS’ CERTIFICATE
     I, John P. Hamill, Executive Vice President and Chief Financial Officer of Pharmanet Development Group, Inc., a Delaware corporation (the “Company”), hereby certify that:
          1. I am familiar with the terms of (a) the Indenture dated August 11, 2004 between the Company and Wachovia Bank, National Association, as Trustee, relating to the Company’s 2.25% Convertible Senior Notes due 2024, (b) the Amended and Restated Credit Agreement dated as of June 13, 2005, as amended, among the Company, the guarantors party thereto, the lenders party thereto, UBS Securities LLC, as arranger and bookrunner, General Electric Capital Corporation, as Syndication Agent, Sovereign Bank and Wachovia Bank, National Association, as documentation agents, and UBS AG, Stamford branch, as issuing bank, administrative agent and collateral agent, and (c) all other agreements relating to the indebtedness of the Company and the Subsidiaries outstanding on the date hereof (each as may be amended as of the date hereof, collectively, and together with the previously mentioned Indenture and including any hedging arrangements relating thereto, the “Debt Agreements”). For the purpose of this certificate, I have reviewed in particular the covenants and events of default contained in the Debt Agreements, including without limitation those which require the maintenance of certain financial ratios or similar requirements by the Company and/or which prohibit the incurring or issuance of debt or equity or the repurchase of debt or equity by the Company or incurrence of liens under various circumstances, and the events of default provided for by the Debt Agreements.
          2. On the date hereof, there exists no event of default or event which, with notice or lapse of time or both, would constitute an event of default under the Debt Agreements.
          3. None of the Exchange Offer, the performance of the Agreement, the granting of Collateral or performance of the Security Documents will result in an event of default or an event which, with notice or lapse of time or both, would constitute an event of default under the Debt Agreements.
          4. Without limiting the generality of the foregoing, for the purposes of this certificate, I have made or caused to be made the computations set forth in Schedule A hereto as of date of latest balance sheet included or incorporated by reference in the Offer to Exchange of certain financial ratios under the Debt Agreements, which were utilized in order to make the statements contained herein. The terms used in Schedule A hereto are defined in the Debt Agreements.

J-1

          5. I am sufficiently familiar with the financial affairs of the Company by reason of my present position with the Company to make the statements contained in this certificate, which are based upon the audited consolidated financial statements of the Company as of and for the year ended December 31, 2007, the unaudited consolidated financial statements of the Company as of and for the quarter and nine months ended September 30, 2008 and other written statements, summaries, tabulations and computations, which I believe to be accurate, complete and reliable, made and furnished to me by employees of the Company in the regular course of their duty. I am also sufficiently familiar with the present financial condition and operating results of the Company and the Subsidiaries that any material changes in the facts underlying the data relied upon by me in making this certificate occurring since the respective dates of such data would have come to my attention prior to the date hereof in the regular course of business.
          Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Dealer Manager Agreement.
          In Witness Whereof, I have hereunto set my hand on this November 20, 2008.

Name:	John P. Hamill
Title:	Executive Vice President and Chief Financial Officer

J-2

EXHIBIT J
BACKUP CERTIFICATE PURSUANT TO SECTION 10(o) OF THE DEALER
MANAGEMENT AGREEMENT
     I, John P. Hamill, Executive Vice President and Chief Financial Officer of PharmaNet Development Group, Inc., a Delaware corporation (the “Company”), hereby certify pursuant to Section 10(o) of the dealer manager agreement dated November ___, 2008 (the “Dealer Manager Agreement”), between the Company and UBS Securities LLC as dealer manager, that:
     1. I am familiar with the accounting, financial, operations and records systems of the Company;
     2. I have supervised the compilation of and reviewed the circled information (the “Backlog Information”) contained on Schedule A attached to this certificate, which is included and/or incorporated by reference in the Registration Statement and Prospectus;
     3. I have supervised the compilation of and reviewed the circled information (the “Executive Compensation Information”) contained on Schedule B attached to this certificate, which is included and/or incorporated by reference in the Registration Statement and Prospectus; and
     4. I confirm that the Backlog Information and the Executive Compensation Information is accurate and has been derived from the records of the Company and its subsidiaries.
          Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Dealer Manager Agreement.

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          In Witness Whereof, I have hereunto set my hand on this November ___, 2008.

Name:	John P. Hamill
Title:	Executive Vice President and Chief Financial Officer

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